UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 24, 2017, Conatus Pharmaceuticals Inc. (the “Company”) voluntarily prepaid the Promissory Note, dated July 29, 2010, as amended on July 3, 2013, by and between the Company and Pfizer Inc. (the “Promissory Note”). The Promissory Note bore interest at a per annum interest rate equal to seven percent, compounded quarterly, and was scheduled to mature on July 29, 2020. Interest was payable on a quarterly basis during the term of the Promissory Note. The Company prepaid the entire balance of the outstanding principal and accrued and unpaid interest of the Promissory Note, in the amount of $1,004,861.11.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the complete text of the Promissory Note and amendment thereto, copies of which were filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2013, and Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on July 8, 2013, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2017	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary